UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number:  000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 1, 2008, Manatron, Inc. (the "Company") issued a press release announcing the closing of the previously announced merger between the Company and Manatron Merger Sub, Inc., an affiliate of Thoma Cressey Bravo, Inc. In the merger, each outstanding share of the Company's common stock has been converted into the right to receive $12.00 in cash, without interest. The transaction is valued at approximately $66 million. As a result of the merger, the Company will no longer file periodic reports with the Securities and Exchange Commission and shares of the Company's common stock will no longer trade on the NASDAQ Global Market.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference. This Report and the Exhibit are furnished to, and not filed with, the Commission.

Item 9.01.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)	Exhibits:

	99.1	Manatron, Inc. Press Release dated April 1, 2008. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2008	MANATRON, INC. (Registrant)

	By:	/s/ G. William McKinzie
G. William McKinzie President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Manatron, Inc. Press Release dated April 1, 2008. This Exhibit is furnished to, and not filed with, the Commission.